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Contact:    Ken Plonski
            (602) 808-8171

                                                For Immediate Release

                    DEL WEBB ANNOUNCES PLANS TO EXPAND BOARD

Phoenix, AZ (October 27, 2000) (WBB:NYSE/PCX) -- Del Webb Corporation announced today that its board of directors, in a special meeting yesterday, unanimously decided to bring additional shareholder representation to its board of directors. It decided to conduct an accelerated search and add two new board members, if no change in the composition of the board occurs as a result of the upcoming annual meeting.

Two existing directors are retiring in 2001. It is anticipated that the retiring board members would not be replaced, returning the size of the board to ten members.

LeRoy Hanneman, Del Webb's President and Chief Executive Officer said "We have been meeting with shareholders for the last several weeks and are being responsive to their recommendations for increased board representation by significant shareholders. We will be seeking board members who represent longer term holders of our stock, and understand our company and its business."

"We acknowledge that one of the Pacific Partners nominees for our board is a significant shareholder. Given that Pacific Partners has held our shares for a relatively short period of time, and acquired the stock at some of its lowest valuations, we do not believe their nominees would represent the views of a broad base of our shareholders," Hanneman said.

Del Webb believes there will be many very qualified candidates who would contribute significantly to increasing shareholder value and assessing alternatives. We will begin to solicit candidates from institutional and other large shareholders and act to bring these new voices to our boardroom before the end of this calendar year.

                                      -30-

To access other news about Del Webb Corporation, visit the company's Internet site at http://www.delwebb.com or call for News-by Fax at 1-800-758-5804, extension 236610.